Power of Attorney

     KNOWN ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints J. Timothy Bryan his attorney-in-fact, with full power of substitution, for him in any and all capacities, to sign the 1997
annual  report  on  Form  10-K  of  UIH  Australia/Pacific,   Inc.,  a  Colorado
corporation (the "Company"), to be filed with the Securities and Exchange Commission (the "Commission"), and all amendments thereto, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Commission; granting unto said attorney-in-fact full power and authority to perform any other act on behalf of the undersigned required to be done in the premises, whereby ratifying and confirming all that said attorney-in-fact may lawfully do or cause to be done on behalf of the Company by virtue hereof.


/S/ Gene W. Schneider
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Gene W. Schneider                                    March 25, 1998


/S/ Michael T. Fries
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Michael T. Fries                                     March 25, 1998


/S/ Mark L. Schneider
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Mark L. Schneider                                    March 25, 1998